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EXHIBIT 4.9

NON-QUALIFIED STOCK OPTION AGREEMENT

    THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is entered into, effective as of May 17, 2001, by and between CTN MEDIA GROUP, INC., a Delaware corporation (the "Company"), and RICHARD A. LEWIS, a resident of the State of Georgia ("Optionee").

W I T N E S S T H:

    WHEREAS, in connection with Optionee's termination of employment at the Company and settlement of all his claims against the Company, the Company desires to grant to Optionee an option to purchase 12,500 shares of common stock $.005 par value, of the Company.

    NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

    1.  Option Grant. The Company hereby grants to Optionee the right, privilege, and option (the "Option") to purchase 12,500 shares of its common stock (the "Option Shares") at a purchase price of $1.40 per share (the "Exercise Price") for an aggregate price of $17,500 in the manner and subject to the conditions hereinafter provided. The Company agrees to amend its Form S-8 Registration Statement to include these options within 120 days after the date hereof.

2.
Exercise of Option.

      (a) Exercise Period of Option. Subject to the terms and conditions of this Agreement, and except as otherwise provided in Subsection (b), this Option may be exercised with respect to all or any portion of the Option Shares at any time.

      (b) Payment of Exercise Price. The notice of exercise shall be accompanied by full payment of the Exercise Price for the Option Shares being purchased. Payment for the Option Shares shall be made in U.S. dollars in cash or by cashiers check. Prior to the issuance of the Option Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company.

      (c) Restrictions on Exercise. This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's common stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Company's common stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

    3.  Termination of Option. This Option shall terminate, if not sooner exercised, three (3) years from the date hereof.

    4.  Adjustment of Shares Subject to Option. If the outstanding shares of common stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, merger, combination, or subdivision, appropriate adjustments shall be made in the number and kind of shares available under this Option and in the purchase price per share, but not the full Exercise Price.

    5.  Rights Prior to Exercise. This Option is nontransferable except on death by will or the laws of descent and distribution. This Option shall confer no rights to Optionee to act as a shareholder with respect to any of the Option Shares until payment of the option price and delivery of the share certificate has been made.

    6.  Representations of Optionee. By execution of this Agreement, Optionee represents and warrants to the Company as follows:

      (a) Optionee is acquiring this Option and the Option Shares solely for his own account for investment purposes and not with a view or interest of participating, directly or indirectly, in the resale or distribution of all or any part thereof.

      (b) Optionee is a resident of the State of Georgia.

      (c) Optionee acknowledges that this Option and the Option Shares acquired by Optionee are to be issued and sold to the Optionee without registration and in reliance upon certain exemptions under the Securities Act of 1933, as amended, and in reliance upon certain exemptions from registration requirements under applicable state securities laws.

      (d) Optionee will make no transfer or assignment of any of the Option Shares except in compliance with the Securities Act of 1933, as amended, and any other applicable securities laws. Optionee consents and agrees that a legend to such effect may be affixed to the certificate or certificates representing the Option Shares issued to Optionee.

      (e) Optionee is aware that no federal or state agency has made any recommendation or endorsement of the Option Shares or any finding or determination as to the fairness of the investment in such Option Shares.

      (f)  Optionee acknowledges that no public or secondary market exists or may ever exist for the Option Shares and, accordingly, he may not be able to readily liquidate his investment in the Option Shares.

      (g) Optionee hereby acknowledges that the Company has made available to him the opportunity to ask questions, to receive answers, and to obtain information necessary to evaluate the merits and risks of this investment. Optionee further acknowledges that the Company makes no warranties or representations regarding the impact that the Option or the exercise of the Option will have on Optionee's federal or state income tax liabilities.

      (h) Optionee hereby acknowledges that the Option and underlying Option Shares are a speculative investment. Optionee represents that he can bear the economic risks of such an investment for an indefinite period of time.

      (i)  Optionee has full legal power and authority to execute and deliver, and to perform his obligations under this Agreement and such execution, delivery, and performance will not violate any agreement, contract, law, rule, decree, or other legal restriction by which Optionee is bound.

      (j)  Optionee recognizes and understands that the Option Shares may be restricted securities within the meaning of Rule 144 promulgated under the Securities Act of 1933; that the exemption from registration under Rule 144 may not be available under certain circumstances; and the Optionee's opportunity to utilize Rule 144 to sell the Option Shares may be limited or denied.

    7.  Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior undertakings and agreements with respect to the subject matter hereof.

    8.  Miscellaneous. This Agreement shall be governed and construed under the laws of the State of Georgia If any term or provision hereof shall be held invalid or unenforceable, the remaining terms and provisions hereof shall continue in full force and effect. Any modification to this Agreement shall not be effective unless it is in writing and signed by both of the parties to this Agreement.

    9.  Tax Withholding. In the event the exercise of the Option results in any deemed compensation to Optionee by the Company, he will pay over, or agree to have deducted from his severance payments,

such amounts as may be necessary to meet his obligations with respect to income tax, FICA and FUTA withholdings. In addition, Optionee acknowledges that he should consult his tax advisor with regard to the treatment of the exercise of this Option.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written.

CTN MEDIA GROUP, INC.
By:	/s/

Title:

Acceptance

    Optionee hereby accepts this Option subject to all the terms and conditions of this Non-Qualified Stock Option Agreement and represents that his permanent address is the address indicated below. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Option Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.

Optionee:
/s/ RICHARD A. LEWIS RICHARD A. LEWIS
Address:

Social Security Number:

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EXHIBIT 4.9
NON-QUALIFIED STOCK OPTION AGREEMENT
W I T N E S S T H
Acceptance